Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2017 FIRST QUARTER RESULTS

FISCAL Q1 2017 HIGHLIGHTS

•	Net sales of $686.3 million, a decline of 2.9% year-over-year
•	Gross margin of 45.0% reflecting continued stabilization in a challenging pricing environment
•	Operating margin of 13.2%, an increase year-over-year, despite a decline in net sales
•	Diluted EPS of $0.95, which was 3 cents above the midpoint of guidance

MELVILLE, NY and DAVIDSON, NC, January 11, 2017 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America,  today reported financial results for its fiscal 2017 first quarter ended December 3, 2016.

Financial Highlights[1]	FY17 Q1		FY16 Q1		Change
Net Sales	$686.3		$706.8		-2.9%
GAAP Operating Income	90.6		90.4		0.2%
% of Net Sales	13.2%		12.8%
GAAP Net Income	54.1		55.0		-1.7%
GAAP Diluted EPS	$0.95	[i]2	$0.89	[i]3	6.7%

1In millions unless noted. 2Based on 56.6 million diluted shares outstanding for FY17 Q1.  3 Based on 61.4 million diluted shares outstanding for FY16 Q1.

Erik Gershwind, president and chief executive officer, said, "While the demand environment remained difficult in our first quarter and pricing remained soft, we saw a better than expected November. As we moved into December, the start of our fiscal second quarter, we saw growth in sales, as well as improvement across all of our customer types and a higher mix of machinery, machine tool accessories, tool holders, and tooling package orders. These capital-related sales have historically increased when customers are more optimistic about investing in their businesses."

Rustom Jilla, executive vice president and chief financial officer, added, "Our first quarter operating margin of 13.2 percent improved over the prior year period despite lower sales, with stable gross margins and continued expense discipline, which offers a glimpse into our leverage potential. Diluted earnings per share were 3 cents above the mid-point of our guidance, with approximately 2 cents from higher than expected sales and the remainder as a result of tight expense management. Our EPS also increased 6 cents year-over-year due to lower operating expenses and last August’s share buyback. Finally, our cash flow conversion remained strong, with 139 percent of our net income translating into cash flow from operations."

Gershwind concluded, "We have operated in the midst of a prolonged industrial recession, one that was particularly acute in our primary end markets of metalworking manufacturing. We are, however, seeing signs of greater optimism. At present, it appears that there is a leveling in manufacturing occurring and, in December, we saw greater spending on categories that are indicative of customer optimism. We are certainly more positive than even a few short months ago. Even so, we would need to see sustained increases in order activity before we declare that the environment has turned."

Outlook

Based on current market conditions, the Company expects net sales for the second quarter of fiscal 2017 to be between $688 million and $701 million. At the midpoint, average daily sales are expected to increase roughly 1.5%, as compared to last year’s second quarter. The Company expects diluted earnings per share for the fiscal second quarter 2017 to be between $0.86 and $0.90.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 FIRST QUARTER RESULTS

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2017 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until January 18, 2017.

The Company’s reporting date for fiscal 2017 second quarter results will be April 13, 2017.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of more than 6,000 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

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Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, current economic, political and social conditions, changing customer and product mixes, competition, industry consolidation, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, financial restrictions on outstanding borrowings, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, the inability to successfully manage the upgrade of our core financial systems, the loss of key suppliers or supply chain disruptions, problems with successfully integrating acquired operations, opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 FIRST QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 3,	September 3,
	2016	2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$32,122	$52,890
Accounts receivable, net of allowance for doubtful accounts	391,685	392,463
Inventories	453,965	444,221
Prepaid expenses and other current assets	41,473	45,290
Deferred income taxes	—	46,627
Total current assets	919,245	981,491
Property, plant and equipment, net	319,696	320,544
Goodwill	623,473	624,081
Identifiable intangibles, net	103,140	105,307
Other assets	33,925	33,528
Total assets	$1,999,479	$2,064,951

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$166,000	$217,000
Current maturities of long-term debt	72,356	50,050
Accounts payable	112,357	110,601
Accrued liabilities	107,744	100,951
Total current liabilities	458,457	478,602
Long-term debt, net of current maturities	305,416	339,772
Deferred income taxes and tax uncertainties	101,574	148,201
Total liabilities	865,447	966,575
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	53	53
Class B common stock	12	12
Additional paid-in capital	595,118	584,017
Retained earnings	1,068,617	1,040,148
Accumulated other comprehensive loss	(20,645)	(19,098)
Class A treasury stock, at cost	(509,123)	(506,756)
Total shareholders’ equity	1,134,032	1,098,376
Total liabilities and shareholders’ equity	$1,999,479	$2,064,951

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 FIRST QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 28,
	2016	2015
Net sales	$686,271	$706,819
Cost of goods sold	377,536	387,847
Gross profit	308,735	318,972
Operating expenses	218,135	228,584
Income from operations	90,600	90,388
Other (expense) income:
Interest expense	(2,934)	(1,556)
Interest income	163	163
Other (expense) income, net	(284)	63
Total other expense	(3,055)	(1,330)
Income before provision for income taxes	87,545	89,058
Provision for income taxes	33,442	34,029
Net income	$54,103	$55,029
Per Share Information:
Net income per common share:
Basic	$0.96	$0.89
Diluted	$0.95	$0.89
Weighted average shares used in computing net income per common share:
Basic	56,381	61,296
Diluted	56,572	61,408
Cash dividends declared per common share	$0.45	$0.43

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 28,
	2016	2015
Net income, as reported	$54,103	$55,029
Foreign currency translation adjustments	(1,547)	(1,115)
Comprehensive income	$52,556	$53,914

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 FIRST QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 28,
	2016	2015
Cash Flows from Operating Activities:
Net income	$54,103	$55,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,447	17,925
Stock-based compensation	3,538	3,621
Loss on disposal of property, plant, and equipment	49	247
Provision for doubtful accounts	1,305	2,997
Deferred income taxes and tax uncertainties	—	(78)
Excess tax benefits from stock-based compensation	(525)	(154)
Changes in operating assets and liabilities:
Accounts receivable	(1,021)	12,567
Inventories	(10,299)	13,832
Prepaid expenses and other current assets	3,792	(3,226)
Other assets	(465)	583
Accounts payable and accrued liabilities	9,511	18,767
Total adjustments	21,332	67,081
Net cash provided by operating activities	75,435	122,110
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(12,497)	(15,575)
Net cash used in investing activities	(12,497)	(15,575)
Cash Flows from Financing Activities:
Repurchases of common stock	(3,207)	(5,796)
Payments of cash dividends	(25,495)	(26,391)
Payments on capital lease and financing obligations	(388)	(161)
Excess tax benefits from stock-based compensation	525	154
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	909	826
Proceeds from exercise of Class A common stock options	6,931	268
Borrowings under financing obligations	739	453
Borrowings under Credit Facility	15,000	35,000
Private Placement Loan financing costs	(142)	—
Payments of notes payable and revolving credit note under the Credit Facility	(78,500)	(111,250)
Net cash used in financing activities	(83,628)	(106,897)
Effect of foreign exchange rate changes on cash and cash equivalents	(78)	(26)
Net decrease in cash and cash equivalents	(20,768)	(388)
Cash and cash equivalents – beginning of year	52,890	38,267
Cash and cash equivalents – end of year	$32,122	$37,879
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$1,983	$4,495
Cash paid for interest	$1,400	$1,247